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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Wilmington Trust Corporation of our report dated January 23, 1998, included in the 1997 Annual Report to Shareholders of Wilmington Trust Corporation.



Philadelphia, Pennsylvania
March 27, 1998